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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Century Aluminum Company on Form S-8 for the Century Aluminum Company 1996 Stock Incentive Plan of our report dated January 23, 2001, with respect to the financial statements of NSA, Ltd. for the years ended December 31, 1998, 1999, and 2000 appearing in Amendment No. 1 to the Current Report on Form 8-K/A dated May 11, 2001 of Century Aluminum Company.


                                                           /s/ Ernst & Young LLP

Atlanta, Georgia
July 24, 2001